UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):

October 29, 2025

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36434	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the board of directors (“board”) of First Mid Bancshares, Inc (the “Company) on October 28, 2025, the board increased the size of the board from nine to ten directors. The board appointed Mr. Alex Melvin to the new seat on the board as a Class I director. Mr. Melvin will join the board effective November 18, 2025.

Mr. Melvin was appointed to serve until the expiration of the current Class I term in 2026, or until his successor is duly elected and qualified, unless he shall earlier resign or be removed. In addition, the board has appointed Mr. Melvin to serve on the Risk Committee of the board. Mr. Melvin will be compensated for his service as a director under the Company’s standard compensation program for non-employee directors as described in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 18, 2025.

There are no arrangements or understandings between Mr. Melvin and any other person pursuant to which he was selected as a director. Mr. Melvin does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

The information required by Item 404(a) of Regulation S-K is not available at the time of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: November 3, 2025	By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman and Chief Executive Officer